UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2007
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

2540 Mission College Boulevard, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective August 20, 2007, Transmeta Corporation, a Delaware corporation (“Transmeta”) appointed Sujan Jain, 35, as its Chief Financial Officer.
     Before joining Transmeta, Mr. Jain worked from April 2004 to August 2007 at NanoAmp Solutions Inc., a privately held provider of low-power memory solutions for the wireless and medical markets, where he most recently served as chief financial officer and secretary. From May 2002 to April 2004, Mr. Jain served as chief financial officer of PhotonWorx, a privately held optical technology company. Before joining PhotonWorx, Mr. Jain held investment banking and operating roles at Lazard, J.P. Morgan Chase and Schlumberger. In addition, Mr. Jain has been an advisor to several publicly and privately held high-tech companies and has been an Entrepreneur-in-Residence at SRI International, previously Stanford Research Institute. Mr. Jain holds the U.S. equivalent of a B.S. degree in electronics and computer engineering from Delhi Institute of Technology in India and an M.B.A. degree in finance and management of organization from Columbia University. He is also a certified public accountant.
     In connection with hiring Mr. Jain as an at-will employee and appointing him as chief financial officer, Transmeta conveyed to Mr. Jain, and Mr. Jain on August 11, 2007 signed his acceptance of, an offer letter. The offer letter provides that Mr. Jain will receive a starting annual base salary of $225,000, a target bonus of 50 percent of his base salary, eligibility to participate in Transmeta’s executive retention and severance plan as a Category 1 Person, and standard employee benefits. In the event that Mr. Jain were to be terminated by Transmeta without cause during his first year of employment, then Transmeta will guarantee him at least six months of his base salary as a separation benefit. Mr. Jain will also be granted an option to purchase up to 750,000 shares of Transmeta’s common stock at fair market value measured by the market closing price on his starting date, vesting over four years, and adjusted to reflect the one-for-20 reverse stock split that Transmeta effected on August 17, 2007.
     Effective August 20, 2007, Ralph J. Harms resigned as the chief financial officer of Transmeta. In connection with accepting Mr. Harms’ resignation, Transmeta and Mr. Harms on August 14, 2007 entered into a separation and release agreement. The separation and release agreement with Mr. Harms provides that Transmeta will continue to employ Mr. Harms through August 31, 2007, at which time Transmeta will pay Mr. Harms a lump sum severance payment of $41,666.67, subject to Mr. Harms’ continued compliance with the covenants set out in the separation and release agreement. Transmeta will also continue to pay for Mr. Harms’ group health insurance benefits until October 31, 2007. In addition, Transmeta and Mr. Harms agreed to a mutual release of claims.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: August 20, 2007	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary